METROPOLITAN SERIES FUND, INC.
Form N-SAR for period ended June 30, 2002

RESPONSE TO ITEM 77Q1 (e)

Investment Management Agreement relating to State Street
Research Large Cap Value Portfolio is incorporated herein by reference to Post-Effective Amendment No. 32 to the Registration Statement of the Metropolitan Series Fund,Inc.
(File No. 2-80751) filed on April 12, 2002.

Sub-Investment Management Agreement relating to State Street
Research Large Cap Value Portfolio is incorporated herein by reference to Post-Effective Amendment No. 32 to the Registration Statement of the Metropolitan Series Fund, Inc.
(File No. 2-80751) filed on April 12, 2002.